As filed with the Securities and Exchange
Commission on December 14, 1998                          Registration No. 333-




                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM S-8
                       REGISTRATION STATEMENT
                             UNDER
                      THE SECURITIES ACT OF 1933


                        MYSOFTWARE COMPANY
       (Exact name of registrant as specified in its charter)

Delaware                                               	77-0195362
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                       2197 East Bayshore Road
                      Palo Alto, California 94303
                           (650) 473-3600
                (Address of principal executive offices)


                     1998 Non-Officer Stock Option Plan
                          (Full title of the plan)

                           Gregory W. Slayton
                        Chief Executive Officer
                        2197 East Bayshore Road
                       Palo Alto, California 94303
                            (650) 473-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                             Copies to:

                        Julia L. Davidson, Esq.
                         Cooley Godward LLP
                         3000 El Camino Real
                         Five Palo Alto Square
                         Palo Alto, CA 94306
                           (650) 843-5000


                    CALCULATION OF REGISTRATION FEE

I------------------------------------------------------------------------------I
I Title of Securities     Amount     Proposed      Proposed         Amount     I
I to be Registered        to be      Maximum   Maximum Aggregate      of       I
I                       Registered   Offering  Offering Price     Registration I
I                                    Price Per       (1)              Fee      I
I                                    Share (1)                                 I
I------------------------------------------------------------------------------I
I Stock Options and      215,000   $3.875-$9.40625    $1,004,594     $280.00   I
I Common Stock (par      shares                                                I
I value $.001)                                                                 I
I------------------------------------------------------------------------------I

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding options (i) granted pursuant to MySoftware Company's (the "Company") 1998 Non-Officer Stock Option Plan and (b) the average of the high and low prices of Company's Common Stock on December 9, 1998 as reported on the Nasdaq National Market.

The chart below details the calculations of the registration fee:

I------------------------------------------------------------------------------I
I Securities        Number of Shares      Offering Price    Aggregate Offering I
I                                         Per Share         Price              I
I------------------------------------------------------------------------------I
I Shares issuable        184,000          $3.875 (1)(a)       $713,000         I
I pursuant to                                                                  I
I outstanding options                                                          I
I under the 1998                                                               I
I Non-Officer Stock                                                            I
I Option Plan                                                                  I
I------------------------------------------------------------------------------I
I Shares issuable         31,000          $9.40625 (1)(b)     $291,594         I
I pursuant to the                                                              I
I 1998 Non-Officer                                                             I
I Stock Option Plan                                                            I
I------------------------------------------------------------------------------I
I Proposed Maximum                                             $1,004,594      I
I Offering Price                                                               I
I------------------------------------------------------------------------------I
I Registration Fee                                             $  280.00       I
I------------------------------------------------------------------------------I

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by MySoftware Company (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

  (a)	The Company's latest annual report on Form 10-KSB filed pursuant to
Sections 13(a) or 15(d) of the Securities Act of 1934, as amended (the "Exchange Act").

  (b)	All other reports filed pursuant to Sections 13(a) or 15(d) of the
Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

  (c)	The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


             INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable

              INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

  The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law. The Company also maintains an insurance policy for its directors and executive officers insuring against certain liabilities arising in their capacities as such.

                               EXHIBITS
Exhibit
Number

4.1*           Certificate of Incorporation of the Company.

4.2*           Bylaws of the Company.

5.1            Opinion of Cooley Godward LLP.

23.1           Consent of KPMG Peat Marwick LLP, Independent Auditors.

23.3           Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1           Power of Attorney is contained on the signature pages.

99.1           1998 Non-Officer Stock Option Plan.

99.2 Form of Nonstatutory Stock Option Agreement under the 1998 Non-Officer Stock Option Plan.
_____________
* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (33-91898), filed with the SEC on May 4, 1995.


                              UNDERTAKINGS

1. The undersigned registrant hereby undertakes:
   (d)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

   (e)	That, for the purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (f) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on December 14, 1998.


                                          MYSOFTWARE COMPANY

                                          By /s/ Gregory W. Slayton
                                             ----------------------
                                                 Gregory W. Slayton
                                          Title: President and Chief
                                          Executive Officer and Director


                       POWER OF ATTORNEY


  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory W. Slayton and Sharon S. Chiu and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                       Title                                  Date

/s/ Gregory W. Slayton    President, Chief Executive Officer December 8th, 1998
----------------------    and Director (Principal Executive
    Gregory W. Slayton    Officer)


/s/ Sharon S. Chiu        Vice President, Chief Financial    December 8th, 1998
------------------        Officer and Secretary (Principal
    Sharon S. Chiu        Financial Officer and Accounting
                          Officer)


/s/ David P. Mans         Chairman and Director              December 8th, 1998
-----------------
    David P. Mans


/s/ James F. Willenborg   Director                           December 11th, 1998
-----------------------
    James F. Willenborg


/s/ John J. Katsaros      Director                           December 8th, 1998
--------------------
    John J. Katsaros


/s/ Donald F. Wood        Director                           December 8th, 1998
-------------------
    Donald F. Wood

                           EXHIBIT INDEX

Exhibit
Numbe                     Description                  Sequential Page Number

4.1*           Certificate of Incorporation of the Company.

4.2*           Bylaws of the Company.

5.1            Opinion of Cooley Godward LLP.

23.1           Consent of KPMG Peat Marwick LLP, Independent Auditors.

23.3           Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1           Power of Attorney is contained on the signature pages.

99.1           1998 Non-Officer Stock Option Plan.

99.2 Form of Nonstatutory Stock Option Agreement under the 1998 Non-Officer Stock Option Plan.
_____________
* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (33-91898), filed with the SEC on May 4, 1995.

December 11, 1998                                               Exhibit 5.1


MySoftware Company
2197 East Bayshore Road
Palo Alto, California 94303


Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the filing by MySoftware Company (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 215,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), with respect to its 1998 Non-Officer Stock Option Plan (the "Plan").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and By-laws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,
COOLEY GODWARD LLP



By: /s/ Julia L. Davidson
   ----------------------
       	Julia L. Davidson

                                                               Exhibit 23.1

                    CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
MySoftware Company:

We consent to incorporation herein by reference of our report dated February 6, 1998, relating to the consolidated balance sheets of MySoftware Company as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-KSB of MySoftware Company.




                                           /s/ KPMG Peat Marwick LLP
                                           -------------------------
                                               KPMG Peat Marwick



Mountain View, California
December 11, 1998

                                                               Exhibit 99.1


                            MYSOFTWARE COMPANY


                    1998 NON-OFFICER STOCK OPTION PLAN
                  As Adopted Effective on November 13, 1998
                      Stockholder Approval Not Required

1. PURPOSES.

  (a) The purpose of the Plan is to provide a means by which selected Employees and Consultants who are not Officers or members of the Board of Directors may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of Nonstatutory Stock Options. Only Nonstatutory Stock Options may be granted hereunder.

  (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Consultants who are not Officers or members of the Board of Directors, to secure and retain the services of such new Employees and Consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.


2. DEFINITIONS.  As used herein, the following definitions shall apply:

  (a) "Affiliate" shall mean any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code, or such other parent corporation or subsidiary corporation designated by the Board.

  (b) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors, if no Committee is appointed.

  (c) "Board of Directors" shall mean the Board of Directors of the Company.

  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (e) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

  (f) "Common Stock" shall mean the Common Stock of the Company.

  (g) "Company" shall mean MySoftware Company, a Delaware corporation.

  (h) "Consultant" shall mean any consultants, independent contractors or advisers to the Company or an Affiliate (provided that such persons render bona fide services not in connection with the offering and sale of securities in capital raising transactions) excluding officers and directors of the Company and stockholders beneficially owning ten percent (10%) or more of the Company's Common Stock.

  (i) "Continuous Service as an Employee or Consultant" shall mean the absence of any interruption or termination of service to the Company or an Affiliate, whether as an Employee or Consultant. The Board or the Chief Executive Officer of the Company may determine, in that party's sole discretion, whether Continuous Service as an Employee or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the Chief

Executive Officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

  (j) "Employee" shall mean any person employed by the Company or by any Affiliate, excluding officers and directors of the Company and stockholders beneficially owning ten percent (10%) or more of the Company's Common Stock.

  (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (l) "Fair Market Value" means, as of any date, the value of the Common Stock of the Company determined as follows:

      (i) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

     (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

  (m) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

  (n) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder and any other Employees of the Company whom the Board or the Committee classifies as "Officer" in its sole discretion.

  (o) "Option" shall mean a Nonstatutory Stock Option granted pursuant to the Plan.

  (p) "Option Agreement" shall mean a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

  (q) "Optioned Stock" shall mean the Common Stock subject to an Option.

  (r) "Optionholder" shall mean an Employee or Consultant who receives an Option pursuant to the Plan.

  (s) "Plan" shall mean this 1998 Non-Officer Stock Option Plan.

  (t) "Share" shall mean a share of Common Stock, as adjusted in accordance with Section 11 of the Plan.


3.  STOCK SUBJECT TO THE PLAN.
  Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is two hundred fifteen thousand (215,000) shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.


4.  ADMINISTRATION OF THE PLAN.

  (a) Procedure. The Plan shall be administered by the Board of Directors. The Board of Directors may appoint a Committee consisting of not less than two (2) members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Notwithstanding anything in this Section 4 to the contrary, at any time the Board of Directors or the Committee may delegate to a committee of one or more members of the Board of Directors the authority to grant Options to all Employees and Consultants or any portion or class thereof.

  (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have such authority with regard to the Plan and the options as determined by the Board of Directors, including the authority, in its discretion: (i) to grant options under the Plan, provided, however, that only nonstatutory options may be granted under the Plan; (ii) to determine, upon review of relevant information and in accordance with subsection 2(l) of the Plan, the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with subsection 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option, provided that no Options may be granted to persons who are neither Employees nor Consultants; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) in accordance with the Plan, and, with the consent of the holder thereof with respect to any adverse change, modify or amend each Option; (viii) to accelerate or defer (the latter with the consent of the Optionholder) the exercise date and vesting of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

  (c)	Effect of Board's Decision.  All decisions, determinations and interpretations of the Board shall be final and binding on all Optionholders and any other holders of any Options granted under the Plan.


5.  ELIGIBILITY.

  Options may be granted only to Employees or Consultants as defined in Section 2 hereof. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options. Notwithstanding the foregoing, no Employee who is an Officer of the Company or who is a member of the Board of Directors shall be entitled to receive the grant of an Option under the Plan.

  The Plan shall not confer upon any Optionholder any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with the Optionholder's right or the Company's right to terminate the Optionholder's employment at any time or the Optionholder's consultancy pursuant to the terms of the Consultant's agreement with the Company.

6.  TERM OF THE PLAN.

  The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of fifteen (15) years unless sooner terminated under Section 13 of the Plan.

7.  TERM OF OPTION.

  The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.


8.  EXERCISE PRICE, CONSIDERATION AND VESTING.

(a)	Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than eighty-five percent
(85%) of the Fair Market Value per Share on the date of grant.

(b) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash or check; (ii) promissory note (except that payment of the Common Stock's "par value", as defined in the Delaware General Corporation Law, shall not be made by deferred payment); (iii) other shares of the Common Stock of the Company having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised, including by delivering to the Company an attestation of ownership of owned and unencumbered shares of the Common Stock of the Company in a form approved by the Company; (iv) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; (v) any combination of such methods of payment; or (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(c) Vesting. The total number of Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that, from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 8(c) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.


9.  EXERCISE OF OPTION.

  (a) 	Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionholder, and as shall be permissible under the terms of the Plan.

           An Option may not be exercised for a fraction of a Share.

           An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the

Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under subsection 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

           Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

           The Option may, but need not, include a provision whereby the Optionholder may elect to exercise at any time while an Employee or Consultant (or while an officer or director of the Company) the Option as to any part or all of the shares subject to the Option, subject to a repurchase right in favor of the Company on such terms as the Board shall establish.

  (b) Termination of Service as an Employee or Consultant. If an Optionholder ceases to serve as an Employee or Consultant for any reason other than death or disability, the Optionholder may, but only within three (3) months (or such other period of time as is determined by the Board) after the date the Optionholder ceases to be an Employee or Consultant, exercise the Option to the extent that the Optionholder was entitled to exercise it at the date of such termination. To the extent that the Optionholder was not entitled to exercise the Option at the date of such termination, or if the Optionholder does not exercise such Option (which the Optionholder was entitled to exercise) within the time specified herein, the Option shall terminate.

  (c) Death of Optionholder. In the event of the death of an Optionholder during the term of the Option who is at the time of his or her death an Employee or Consultant and who shall have been in Continuous Service as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time within eighteen (18) months (or such other period of time as is determined by the Board) following the date of death, by the Optionholder's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that the Optionholder was entitled to exercise it at the date of such termination. To the extent that the Optionholder was not entitled to exercise the Option at the date of such termination, or if the Option is not exercised (to the extent the Optionholder was entitled to exercise) within the time specified herein, the Option shall terminate.

  (d) Disability of Optionholder. In the event of the disability of an Optionholder during the term of the Option who is at the time of his or her disability an Employee or Consultant and who shall have been in Continuous Service as an Employee or Consultant since the date of grant of the Option, the Optionholder may, but only within twelve (12) months (or such other period of time as is determined by the Board) after the date the Optionholder ceases to be an Employee or Consultant on account of such disability, exercise the Option to the extent that the Optionholder was entitled to exercise it at the date of such termination. To the extent that the Optionholder was not entitled to exercise the Option at the date of such termination, or if the Optionholder does not exercise such Option (which the Optionholder was entitled to exercise) within the time specified herein, the Option shall terminate.

  (e) Withholding. To the extent provided by the terms of the Option Agreement, the Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Optionholder as a result of the exercise of the Option; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.


10.  TRANSFERABILITY OF OPTIONS.

  Except as otherwise expressly provided in the terms of the Option Agreement, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionholder, only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.


11.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

  (a) The number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

  (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options held by person then performing services as Employees, Directors or Consultants, the time during which such Options may be exercised shall be accelerated and the Options terminated if not exercised prior to such event.

  Notwithstanding the foregoing, the Board shall at all times have the complete and sole discretion to accelerate the vesting and exercisability of some or all of the shares of Common Stock subject to any or all of then outstanding Options granted under the Plan and to establish the date as of which any such Option shall terminate (and all other terms and conditions relating to such termination.)


12.  TIME OF GRANTING OPTIONS.

  The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the


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determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.


13.  AMENDMENT AND TERMINATION OF THE PLAN.

  (a)	Amendment and Termination.  The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated unless mutually agreed otherwise between the Optionholder and the Board, which agreement must be in writing and signed by the Optionholder and the Company.


14.  CONDITIONS UPON ISSUANCE OF SHARES.

  The Company may require any Optionholder, or any person to whom an Option is transferred under Section 10, as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the Shares subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the Optionholder to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an Option to such Optionholder or permitting the Optionholder to exercise such Option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the shares.


15.  RESERVATION OF SHARES.

  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.  OPTION AGREEMENT.

  Options shall be evidenced by written Option Agreements in such form or forms as the Board or the Committee shall approve.


17.  EFFECTIVE DATE.

  The Plan shall become effective on November 13, 1998.

                                                              Exhibit 99.2


                            MySoftware Company
                     1998 NON-OFFICER STOCK OPTION PLAN

                           STOCK OPTION AGREEMENT
                        (NONSTATUTORY STOCK OPTION)

  Pursuant to the Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, MySoftware Company (the "Company") has granted you an option under its 1998 Non-Officer Stock Option Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in the Grant Notice at the exercise price indicated in the Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

  The details of your option are as follows:

I.  	VESTING. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

II.	 NUMBER OF SHARES AND EXERCISE PRICE.  The number of shares subject to your option and your exercise price per share referenced in the Grant Notice may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

III. EXERCISE PRIOR TO VESTING ("EARLY EXERCISE"). If permitted in the Grant Notice (i.e., the "Exercise Schedule" indicates that "Early Exercise" of your option is permitted) and subject to the provisions of this option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

      (a)	a partial exercise of your option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

      (b)	any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the
Company as described in the Company's form of Early Exercise Stock Purchase
Agreement; and

      (c)	you shall enter into the Company's form of Early Exercise Stock
Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

IV. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by the Grant Notice, which may include one or more of the following:

      (d) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

      (e) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock, that either have been held for the period required to avoid a charge to the Company's reported earnings (generally six months) or were not acquired, directly or indirectly, from the Company, owned free and clear of any liens, claims, encumbrances or security interests, and valued at its Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time your option is exercised, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, your option may not be exercised by tender to the Company of Common Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

      (f)	Pursuant to the following deferred payment alternative:
          (i)	Not less than [one hundred percent (100%)] of the aggregate
exercise price, plus accrued interest, shall be due [four (4)] years from date of exercise or, at the Company's election, upon termination of your Continuous Service.

          (ii) Interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any portion of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          (iii) At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall be made in cash and not by deferred payment.

          (iv) In order to elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a security agreement covering the purchased shares, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

V.   	WHOLE SHARES.  Your option may only be exercised for whole shares.

VI. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing the option, and the option may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

VII. 	TERM.  The term of your option commences on the Date of Grant and expires upon the earliest of the following:

     (g) immediately upon the termination of your Continuous Service for Cause;

     (h) three (3) months after the termination of your Continuous Service for any other reason, provided that if during any part of such three- (3-)month period the option is not exercisable solely because of the condition set forth in paragraph 6, the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three
(3) months after the termination of your Continuous Service;

     (i) twelve (12) months after the termination of your Continuous Service due to Disability;

     (j) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for reason other than Cause;

     (k) the Expiration Date indicated in the Grant Notice; or

     (l) the tenth (10th) anniversary of the Date of Grant.


VIII.	EXERCISE.

     (m) You may exercise the vested portion of your option (and the unvested portion of your option if the Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

     (n) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option,
(2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise, or (3) the disposition of shares acquired upon such exercise.

IX. TRANSFERABILITY. Your option is not transferable, except by will or by the aws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

X. RIGHT OF FIRST REFUSAL/RIGHT OF REPURCHASE. Vested shares that are received upon exercise of your option are subject to any right of first refusal that may be described in the Company's bylaws in effect at such time the Company elects to exercise its right. The Company's right of first refusal shall expire on the date of the first registration of an equity security of the Company under
Section 12 of the Exchange Act. In addition, to the extent provided in the Company's bylaws as amended from time to time, the Company shall have the right to repurchase all or any part of the shares received pursuant to the exercise of your option.

XI. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

XII.	 WITHHOLDING OBLIGATIONS.

      (o) At the time your option is exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

      (p) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Not-withstanding the filing of such election, shares shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

      (q) Your option is not exercisable unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.


XIII. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.


XIV. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.